Exhibit 10.7.8

Execution Version

January 19, 2024

VIA FEDEX AND E-MAIL

Mesa Airlines, Inc.

410 N. 44th Street

Suite 700

Phoenix, AZ 85008

Attention: President & General Counsel

Re: Second Amendment (this “Amendment”) to the Third Amended and Restated Capacity Purchase Agreement

Ladies and Gentlemen:

As you are aware, Mesa Airlines, Inc. (“Contractor”), Mesa Air Group, Inc. (“Parent”) and United Airlines, Inc. (“United” and, together with Contractor and Parent, the “Parties”), are each a party to that certain Third Amended and Restated Capacity Purchase Agreement dated as of December 27, 2022 (as amended, the “CPA”). Capitalized terms not defined herein shall be defined as provided in the CPA. All terms and conditions set forth in this Amendment are effective as of the date first written above.

SECTION 1. Certain Amendments.

Section 2.4(a) of the CPA is hereby amended and restated in its entirety by the version of such section set forth below:

(a)
With respect to CRJ900 Covered Aircraft, at any time from time to time, United shall have the right, in its sole discretion, to remove from this Agreement any or all of the CRJ900 Covered Aircraft as provided in this Section 2.4(a) by delivering a revocable notice (a “2.4(a) Notice”) to Contractor, which 2.4(a) Notice shall specify (i) the number of CRJ900 Covered Aircraft to be removed (each such removed aircraft, a “CRJ900 Removed Aircraft”), (ii) whether United is exercising any right to add a New Aircraft pursuant to Section 10.4 concurrently with its delivery of such 2.4(a) Notice (it being understood for the avoidance of doubt that United’s decision to exercise rights under Section 10.4 concurrent with the delivery of a 2.4(a) Notice is in United’s sole discretion) and (iii) a Termination Date for each such aircraft not earlier than following the date of such 2.4(a) Notice; provided, however, that (A) if a 2.4(a) Notice is submitted concurrently with United’s exercise of its right to add a New Aircraft pursuant to Section 10.4, then the immediately preceding reference to shall instead be deemed to be a reference to and (B) as to each CRJ900 Covered Aircraft, the foregoing clause (iii) shall be disregarded prior to the date that such aircraft has commenced scheduled service under this Agreement; provided further that, with respect to any CRJ900 Removed Aircraft subject to a 2.4(a) Notice, the applicable 2.4(a) Notice will cease to be revocable from and after the later to occur of (x) the Termination Date specified in such notice and (y) the date on which such aircraft ceases to be operated in scheduled service pursuant to the capacity purchase provisions of this Agreement. For clarification purposes, CRJ900 Covered Aircraft that are not the subject of a 2.4(a) Notice shall remain subject to the terms of this Agreement (including this Section 2.4). Subject to the final sentence of this Section 2.4(a). following the delivery of a 2.4(a) Notice, the applicable provisions of Section 8.3(b)(i) and (ii) shall apply to each CRJ900 Removed

Schedule 2B-1

Aircraft. United shall have the right to designate which CRJ900 Covered Aircraft shall be removed pursuant to a 2.4(a) Notice by providing written notice of the same to Contractor within following delivery of the 2.4(a) Notice to Contractor. Notwithstanding anything to the contrary in the foregoing, from and after, United shall have the right, but not the obligation, to deliver one or more 2.4(a) Notices providing for a Termination Date that occurs on or after ; provided, however,

SECTION 2. Miscellaneous.

This Amendment is an intended amendment to the CPA and complies in full with Section 11.3 of the CPA. This Amendment may be executed in counterparts, each of which is deemed an original hereof. The Parties shall become bound by this Amendment immediately upon execution hereof by each Party. Except as expressly amended in this Amendment, the CPA will remain in full force and effect. Notwithstanding anything to the contrary in this Amendment, the terms and provisions of this Amendment are intended solely for the benefit of the Parties, and it is not the intention of the Parties to confer third patty beneficiary rights upon any other person. This Amendment (together with the attached exhibits) constitutes the entire agreement between the Parties, and supersedes any other agreements, representations, warranties, covenants, communications, or understandings, whether oral or written (including, but not limited to, e-mail and other electronic correspondence), that may have been made or entered into by or between the Parties or any of their respective affiliates or agents relating in any way to the transactions contemplated by this Amendment.

[Signature page follows]

If each of Contractor and Parent is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this Amendment to the undersigned.

Very truly yours,

UNITED AIRLINES, INC.

By: DocuSigned by: Mike Leskinen
Name: Mike Leskinen
Title: EVP and Chief Financial Officer

ACCEPTED AND AGREED:

MESA AIRLINES, INC.

By: ______________________________
Name:
Title:

MESA AIR GROUP, INC.

By: ______________________________
Name:
Title:

If each of Contractor and Parent is in agreement with the above, please indicate its agreement by having an authorized representative sign below in the space provided and return a signed copy of this Amendment to the undersigned.